CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

(the “Fund”)

Supplement dated January 9, 2026, to the Statutory Prospectus (the “Prospectus”) and Statement of Additional Information (the “SAI”), each dated September 26, 2025

Effective January 6, 2026, the investment adviser to the Fund changed its name from “City National Rochdale, LLC” to “RBC Rochdale, LLC”.

Accordingly, effective immediately, the following disclosure changes will take effect:

All references to the investment adviser as “City National Rochdale, LLC” and “City National Rochdale” in the Prospectus and SAI will be replaced with “RBC Rochdale, LLC” and “RBC Rochdale”, respectively.

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PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.

CNR-SK- 087-0100